Exhibit 10.1

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

ODYSSEY GROUP INTERNATIONAL, INC.

CONVERTIBLE PROMISSORY NOTE

$
(AMOUNT)	(DATE)

Odyssey Group International , Inc., a Nevada corporation (the “Company”), for value received, promises to pay to the order of (NAME) __________________________ permitted assigns (“Holder”), the principal sum of (WRITTEN AMOUNT) ___________________  (NUMBER AMOUNT) ($________________) plus simple interest thereon from the date of this Note until fully-paid at the rate of seven percent (7%) per annum or such lesser rate of interest as may be required by applicable laws regulating the legal rate of interest.

1.  Maturity. This Note shall mature automatically and the entire outstanding principal amount, together with all interest accrued under this Note, shall become due and payable on the date that is one (1) year from the date of issuance (“Maturity Date”), unless this Note, before such date, is converted into shares of capital stock of the Company pursuant to Section 5 hereof.

2.  Payment of Principal and Interest. Interest payments shall be accrued to the principle on an annual basis. Such interest payments may, at the discretion of the Board of Directors, also be payable in common restricted stock of the Company, that is subject the same trickle out agreement as converted stock in this agreement, the conversion price of interest paid shall be the closing price of Company stock on the anniversary date of the investment.

3.  Prepayment and Trickle out Agreement.

(a)     This Note may be prepaid at any time or from time to time, in whole or in part.

4.  Waiver of Presentment. The Company hereby waives presentment of this Note, protest, dishonor and notice of dishonor.

5.  Conversion of Note.

(a)     Conversion into Stock. At the option of the Holder, the principal amount of this Note and any accrued interest may be converted into fully-paid and nonassessable shares of common stock at the Conversion Price (as defined herein). At maturity, the loan and all interest may be converted to common restricted stock of the Company automatically or the Company shall have right to either pay off the loan and any interest accrued or convert the loan amount and any interest into shares of common stock. The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the aggregate amount of principal and interest under this Note being so converted by the Conversion Price (as defined herein). Holder agrees to execute and deliver the form of Notice of Conversion attached hereto. Upon receipt by the Company of any such Notice of Conversion, the election to convert shall be irrevocable and the date the Notice of Conversion was executed by the Holder shall be the “Conversion Date”.

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(c)     Conversion Price. Subject to adjustment as provided below, the “Conversion Price” shall equal one dollar ($1.00) per share or at a 10% discount to the closing price on the day of conversion but in no instance shall it be below eighty cents ($0.80).

(d)     Stock Certificates. Upon conversion into common stock, the Company shall issue and deliver to Holder, or to Holder’s nominee or nominees, a certificate or certificates representing the number of shares of common stock to which Holder shall be entitled as a result of conversion as provided herein.

(e)     Adjustments to Conversion Price for Diluting Issues.

(i)       Special Definitions. For purposes of this Subsection 5(d), the following definitions shall apply:

(A) "Original Issue Date" shall mean the date on which the Note is first issued.

(B)  "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(C)  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date, and other than shares of Common Stock issued or issuable:

(1) as a dividend or distribution on all shares of Common Stock;

(2)  by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1);

(3)  upon the exercise of options excluded from the definition of "Option" in Subsection 5(d)(i)(A); or

(4) upon conversion of the Notes.

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(f)     "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by the Company to acquire common stock whatever by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

(ii)  No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock issuable upon conversion of the Notes shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) below for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such additional shares, or (b) if prior to such issuance, the Company receives written notice from the holders of at least a majority of the then outstanding Notes (determined by principal amount) agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)  No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

(B)  Upon the expiration or termination of any unexercised Option or Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

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Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than eighty cents ($0.80), but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate eighty cents ($0.80) or more.

(v)  Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(1)  insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2)  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

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(B) Options, Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

(1)  the total amount, if any, received or receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

(2)  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(g)     Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)     Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(i)     Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Notes shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had their Notes been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Notes.

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(j)     Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Notes shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets for below), then and in each such event the holder of each Notes shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Notes might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

6.  Warrant to Purchase Additional Stock. The note holder shall be given a warrant equal to 10% of the shares purchased, to purchase common restricted stock of the Company that is subject to a twelve (12) month holding period, or regulation 144 holding period, and shall retain the trickle out restrictions contained in this agreement. The price of the warrant will be One Dollar and Fifty cents ($1.50) and the term of the warrant shall be for one year from the investment date. The amount of warrants shall the principle amount of this note divided by the conversion price of this note.

No Rights as Stockholder. This Note does not entitle Holder to voting rights or any other right as a shareholder of the Company before the conversion hereof.

7.  Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

8. Severability. Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

9. Miscellaneous.

(a)     No Fractional Units or Scrip. No fractional shares or scrip representing fractional Units shall be issued upon the conversion of this Note. In lieu of any fractional shares to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Conversion Price multiplied by such fraction.

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(b)     Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding on any successor or assign of the Company.

(c)     Governing Law. This Note shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

(d)     Compliance with Usury Laws. The Company and Holder intend to comply with all applicable usury laws. In fulfilling this intention, all agreements between the Company and Holder are expressly limited so that the amount of interest paid or agreed to be paid to Holder for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable by law. If for any reason Holder receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between the Company and Holder, then this provision shall control.

(e)     Legal Representation. Holder agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

(f)     Jurisdiction. Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts located in Orange County, California, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested,

(g)     Restrictions. Holder acknowledges that all shares of common stock acquired upon the conversion of this Note shall be subject to restrictions on resale imposed by state and federal securities laws.

(h)     Assignment. Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity so long as such assignee agrees to be bound by the terms and conditions of the Agreement (including the representations and warranties of the purchasers therein). Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

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(i)     Notices. Any notice, request or other communication required or permitted hereunder shall be given upon personal delivery, overnight courier or upon the fifth (5th) day following mailing by registered mail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties hereto as follows:

To the Company:	Odyssey Group International , Inc.
2372 Morse Ave
Irvine CA 92614
Attention: Investor Relations

To Holder:	At the address set forth on the signature page hereto or to such other single place as any single addressee designates by written notice to the other addressee.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, Odyssey Group International, Inc. has caused this Secured Convertible Promissory Note to be executed by its officer thereunto duly authorized.

The “Company”:

ODYSSEY GROUP INTERNATIONAL , INC.,
a Nevada corporation

Accepted and Agreed to:	/s/ Joseph Michael Redmond
Chief Executive Officer

DATE

The “Holder”:
Print Name

Signature:

Date:

Address:

Phone:

Email:
The Company communicates press releases, updates and Investor Relations correspondence by email. Some information may be personal and/or tax information to the investor and may be considered sensitive in nature. By providing your email, you agree to allow the Company, Odyssey Group International, Inc. to contact you in this manner.

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NOTICE OF CONVERSION TO STOCK

TO BE SENT IN AT TIME OF CONVERSION ONLY

Odyssey Group International, Inc.

2372 Morse Ave

Irvine CA 92614

This Notice is provided to inform you that the undersigned irrevocably elects to convert the Convertible Promissory Note (the “Note”) of Odyssey Group International, Inc., a Nevada corporation (the “Company”), as provided in Section 5 of the Note, effective as of the date written below.

The conversion price of the Note shall be determined in accordance with Section 5. The number of shares to which the undersigned will be entitled shall be determined by dividing (i) the principal of and accrued interest on this Note set forth below by (ii) the conversion price.

Effective as of the Conversion Date this Note is cancelled and terminated as to the amount of the principal and interest set forth below. The undersigned will receive a stock certificate of Odyssey Group International, Inc. representing the number of shares of stock into which the Company Common Stock is converted.

Date:_____________, 20_____	_____________________
(Year after funds cleared)	Signature

_____________
Print Name

Principal amount: $ _____	Address:
____________________
Accrued interest: $_____	____________________
Number of Shares: ______	____________________

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SUBSCRIPTION AGREEMENT

Odyssey Group International, Inc.

1.	Investment

The undersigned (“Buyer”) subscribes for $ ______________ of a Promissory Note that may convert to common stock at $1.00 per share of Odyssey Group International, Inc., or at a 10% discount to the market price on the date of conversion which ever is lower, however, in no instance shall the conversion price be lower than eighty cents ($0.80) per share.

PLEASE MAKE CHECKS PAYABLE TO: Odyssey Group International, Inc. or wire funds to the following bank account:

Odyssey Group International, Inc.
5/3 Bank
33 W. Huron St
Chicago, IL 60654
Account #
Routing #

2.	Investor Information.
Name (type or print)
SSN/EIN/Taxpayer I.D.
E-mail address:
Address:
	Business Phone:	( )	Home Phone:	( )

	Joint Name (type or print if applicable)		SSN/EIN/Taxpayer I.D.

E-mail address:
Address:
	Business Phone:	( )	Home Phone:	( )

3.	Type of Ownership. (You must check one box)
	☐ Individual	☐ Custodian for ________________________
	☐ Tenants in Common	☐ Uniform Gifts to Minors Act of the State of: ______________

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☐	Corporation (Inc., LLC, LP) Please List all officers, directors, partners, managers, etc.:
☐	Joint Tenants with rights of Survivorship
☐	Partnership (Limited Partnerships use “Corporation”)
☐	Trust
☐	Community Property
☐	Other (please explain) ______________________________________________________________

THE PURCHASE OF THE CONVERTIBLE PROMISSORY NOTE OF THE ODYSSEY GROUP INTERNATIONAL, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT. I CERTIFY THAT I AM AN ACCREDITED INVESTOR AND HAVE COMPLETED THE INVESTOR QUESTIONAIRE ATTACHED HERETO AS EXHIBIT 2.

4.	Further Representations, Warrants and Covenants. Buyer hereby represents, warrants, covenants and agrees as follows:

	(a)	Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.

(b)	Except as set forth in the Offering Memorandum and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Offering Memorandum and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer’s sole discretion and judgment.

(c)	Buyer understands that his or her investment in the Convertible Debenture is speculative and involves a high degree of risk, and is not recommended for any person who cannot afford a total loss of their investment. Buyer is able to bear the economic risks of an investment in the Offering and at the present time can afford a complete loss of such investment. Buyer has read the Risk section of the Annual Report and 10K that Odyssey Group international submitted to the SEC on November 2, 2019 and is also attached here as Exhibit 1.

(d)	Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Convertible Debenture. The Convertible Debenture]s being purchased solely for Buyer’s own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Convertible Debenture.

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(e)	Buyer has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and has no present need for liquidity of the investment in the Convertible Debenture, and (ii) a liquid net worth (that is, net worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Buyer to hold the Convertible Debenture indefinitely.

(f)	If the Buyer is acting without a Purchaser Representative, Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the risks and merits of an investment in the Offering.

(g)	Buyer has been furnished with the Offering Memorandum. Buyer understands that Buyer shall be required to bear all personal expenses incurred in connection with his or her purchase of the Convertible Debenture, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Buyer in connection with his or her investment in the Offering.

(h)	I certify that I had individual income over $200,000 (or joint income with my spouse of more than $300,000) in each of the past two years and reasonably expect to reach the same level in the current year, AND/OR I have an individual net worth in excess of $1,000,000.

5.              Indemnification

Buyer acknowledges an understanding of the meaning of the legal consequences of Buyer’s representations and warranties contained in this Subscription Agreement and the effect of his or her signature and execution of this Agreement, and Buyer hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Buyer contained in this Subscription Agreement.

6.              Acceptance of Subscription

It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer’s Payment will be returned to Buyer without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the amount of the common stock to be purchased hereunder following a partial rejection of this subscription.

7.              Governing Law

This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of California without giving effect to any conflict of laws or choice of law rules.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

Signature of Buyer

By: __________________________________________

PRINT Account Holder's Name

Signature: _____________________________________

Date: _________________________________________

Investor’s Subscription Agreement accepted:

Accepted By: /s/ J. Michael Redmond

Odyssey Group International, Inc.

Date: _____________________________________

Deliver completed Subscription Agreements and checks to:

Odyssey Group International, Inc.

2372 Morse Avenue

Irvine, CA 92614

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Exhibit 1 - Risk Factors

Risks Relating to Our Business

In addition to the risks set forth below, certain risk are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, filed with the SEC on November 2, 2019. Such Annual Report is available at www. sec.gov.

Our success depends on the viability of our business model, which is unproven and may be unfeasible.

Our revenue and income potential are unproven, and the business model of Odyssey Group is new. Our new business model is based on a variety of assumptions based on a growing trend in the Health Care Systems in the United States and many other countries, where we are seeing a movement towards preventative medicine that is directly decreasing general health care costs. The CardioMap, through its screening and predictive values, is a tool that might be implemented in this preventative approach. Considering heart disease-caused deaths are still the number one cause of death and one of the most important health care costs factors, the CardioMap device has potential value in any doctor’s practice. Once approved, it could be an ideal device allowing insurance companies to cut costs through early diagnostic and preventative care. These assumptions may not reflect the business and market conditions we actually face. As a result, our operating results could differ materially from those projected under our business model, and our business model may prove to be unprofitable.

Our limited operating history creates substantial uncertainty about future results.

We have limited operating history and operations on which to base expectations regarding our future results and performance. In order to succeed, we must do most, if not all, of the following:

•	raise equity to support our operating costs and to have sufficient funds to develop, market and sell our products;

•	continue to identify and establish relationships with customers, distributors and vendors;

•	attract, integrate, retain and motivate qualified management and sales personnel;

•	successfully execute our business strategies;

•	respond appropriately and timely to competitive developments; and

•	develop, enhance, promote and carefully manage our corporate identity.

Our business will suffer if we are unable to accomplish these and other important business objectives. We are uncertain as to when, or whether, we will fully implement our contemplated business plan and strategy or become profitable.

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Failure to implement our business strategy could adversely affect our operations.

Our financial position, liquidity and results of operations depend on our management’s ability to execute our business strategy. Key factors involved in the execution of the business strategy include:

➢	achieving the desired cost of goods on inventory;

➢	successful sales through indirect sales distribution;

➢	Obtaining the required regulatory clearances from the FDA;

➢	continued investment in technology to support operating efficiency; and

➢	continued access to significant funding and liquidity sources.

Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity and results of operations.

Our inability to attract, train and retain additional qualified personnel may harm our business and impede the implementation of our business strategy.

We need to attract, integrate, motivate and retain a significant number of additional personnel in 2019 and beyond. Competition for these individuals in our industry and geographic region is intense, and we may be unable to attract, assimilate or retain such highly qualified personnel in the future. Our business cannot continue to grow if we are unable to attract such qualified personnel. Our failure to attract and retain highly trained personnel that are essential to our business may limit our growth rate, which would harm our business and impede the implementation of our business strategy as contemplated in this Memorandum.

Our failure to defend the Company from infringement litigation.

The Company could be subject to potential infringement actions. The Company's business is "Patent intensive", requiring the Company to constantly search for patented technologies that are not already used by competitors. Any claims for infringement, with or without merit and whether based on allegations that its technology or its intellectual property claims infringe upon the rights of others, could subject the Company to costly litigation and the diversion of financial and human resources, regardless of the ultimate resolution of the claim. If these claims are successful, the Company may be required to modify its products or services, and pay financial damages or to attempt to negotiate with third parties for licensing.

Our inability to maintain sufficient product liability insurance.

The Company may incur product liability for products sold through its distribution chain. Consumers may sue if products sold through its distribution chain or are purchased through the Company-operated websites are defective or injure the user. This type of claim could require the Company to spend significant time and money in litigation or to pay significant damages. At this time the Company carries no product liability insurance. As a result, any legal claims, whether or not successful, could seriously damage its reputation and business.

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Our products are subject to substantial federal and state regulations.

The Company's research and development activities and the manufacturing and marketing of the Company's products are subject to the laws, regulations, and guidelines and, in some cases, regulatory approvals of governmental authorities in the United States and other countries in which the products are or will be marketed. Specifically, in the United States, the Food and Drug Administration ("FDA") regulates, among other areas, new medical device approvals, over the counter drugs and clinical trials of new products and services to establish the proper labeling, safety and efficacy of these products and services and the accuracy of certain marketing claims.

Risks Relating to This Offering

Our management has broad discretion regarding how to use the proceeds from the Offering.

We intend to use the proceeds from the Offering for general corporate purposes, including working capital, capital expenditures, product enhancements, regulatory filings to the FDA and to begin initial marketing efforts. In any case, we will have broad discretion over how we use these proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions regarding how to use the proceeds from the Offering, and we may spend these proceeds in ways with which you disagree. See “Use of Proceeds.”

You may experience dilution in the value of the shares of common stock.

We anticipate offering common stock or preferred stock in subsequent offerings which could cause further dilution.

Your ownership will be diluted by future issuances of capital stock.

Our business strategy requires us to raise additional equity capital through the sale of common stock or preferred stock. Your percentage of ownership will become diluted as we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or common stock pursuant to a public offering or a private placement, upon exercise of warrants or options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in the Offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own.

Our common stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be a "penny stock" as that term is defined in Rule 3a51-1 promulgated under the 1934 Act, as amended. This classification reduces the potential market for our common stock by reducing the number of potential investors. This would be detrimental to the development of active trading in our stock and make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could also cause our stock price to decline or impede any increase in price. Penny stocks are stocks:

➢	with a price of less than $5.00 per share;

➢	that are not traded on a "recognized" national exchange; or

➢	in issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three years) or $10 million (if in continuous operation for less than three years), or with average revenues of less than $6 million for the last three years.

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Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. Many broker-dealers will not offer penny stocks to their clients. Moreover, many investors are disinclined to purchase penny stocks.

A limited number of stockholders collectively own a significant portion of our common shares and may act, or prevent corporate actions, to the detriment of other stockholders.

A limited number of stockholders, including our founders and members of the Board of Directors and our management, currently own a significant portion of our outstanding common shares. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of our directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

Our articles of incorporation could be amended at any time by a small group of persons, who control over 50% of the our shares, to issue an unlimited number of common and preferred shares, and significant issuances of common or preferred shares could dilute the share ownership of our stockholders, deter or delay a takeover of us that our stockholders may consider beneficial or depress the trading price of our common shares.

Our articles of incorporation do not currently permit us to issue an unlimited number of common and preferred shares, but a small number of stockholders, who own large blocks of shares, could amend the articles to allow for an issuance of a greater number of common shares and authorize the issuance of preferred shares. If we were to issue a significant number of common shares, it would reduce the relative voting power of previously outstanding shares. Such future issuances could be at prices less than certain stockholders paid for their common shares. If we were to issue a significant number of common or preferred shares, these issuances could also deter or delay an attempted acquisition of us that a stockholder may consider beneficial, particularly in the event that we issue preferred shares with special voting or dividend rights. While certain national securities exchanges require a company to obtain stockholder approval for significant issuances, we are not subject to those requirements. Significant issuances of our common or preferred shares, or the perception that such issuances may occur, could cause the trading price of our common shares to drop.

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